Full name: Tenancy at will.

DATED

21st May 2014

TENANCY AT WILL

relating to

30 AVENUE ROAD, BOURNEMOUTH, BH2 5SL

between

PAUL HEDGES

and

BEBUZEE LTD

CONTENTS

CLAUSE

1. Interpretation…………………………………………………………………………. 1

2. Grant of tenancy at will………………………………………………………………. 1

3. Tenant’s obligations………………………………………………………………….. 1

4. Landlord’s obligations………………………………………………………………... 3

THIS AGREEMENT is dated 21st May 2014

PARTIES

(1) Paul Hedges located at 66 East Ave, Bournemouth BH3 7DB

(2) Bebuzee Ltd incorporated and registered in England and Wales with company number 08289019 whose registered office is at 229 Whittington Road, London N22 8YW (Tenant).

AGREED TERMS

1. INTERPRETATION

The following definitions apply in this agreement:

Building: 30 Avenue Road, Bournemouth Dorset BH2 5SL

Permitted Hours: 24 Hours a Day 7 Days a week

Permitted Use: Office

Property: 30 Avenue Road, Bournemouth, Dorset BH2 5SL

Rent: £1 per month plus an offer of 2% Ordinary shares of Bebuzee Ltd from the date this agreement is signed.

2.	GRANT OF TENANCY AT WILL

2.1	The Landlord lets and the Tenant takes the Property on a tenancy at will beginning on and including the date of this agreement.

2.2	The Landlord and the Tenant acknowledge that this agreement creates a tenancy at will terminable at any time by either of them, notwithstanding that the Rent is calculated and payable by reference to a period and that the Landlord intends to demand the Rent, and that the Tenant has agreed to pay the Rent, by reference to that period.

3.	TENANT’S OBLIGATIONS

3.1	The Tenant shall pay the Rent and any value added tax in respect of it in advance and without any deduction, set off or counterclaim on the first day of every month and on the date of this agreement shall pay a proportionate part of the Rent in respect of the period from and including the date of this agreement to an including the last day of the current month.

3.2	The Tenant shall not:
(a)	use the Property otherwise than for the Permitted Use, or outside the Permitted Hours;

(b)	assign, underlet, charge, part with or share possession of, or otherwise dispose of the Property or any part of it or any interest in it;

(c)	share occupation of the Property or any part of it;

(d)	make any alteration or addition whatsoever to the Property;

(e)	put any signs at the Property; or

(f)	cause any nuisance or annoyance to the Landlord or to any owners or occupiers of the Building or of neighbouring property.

3.3 The Tenant shall keep the Property clean and tidy and make good any damage it causes to the Property.

3.4	The Tenant shall act at all times in a reasonable and responsible manner and in accordance with any regulations that may be made by the Landlord from time to time.

3.5 The Tenant shall be responsible for all charges in connection with the supply to or removal from the Property of electricity, telecommunications, gas, water, sewage, and other utilities and shall indemnify the Landlord in respect of such charges. Where no separate charge is made by the supplier of a utility in respect of the Property, the Tenant shall be responsible for and shall indemnify the Landlord in respect of a proper proportion of the relevant charge, such proportion to be determined conclusively by the Landlord.

3.6	The Tenant shall not be responsible for non-domestic rates or water rates charged on the Property. The Tenant shall be responsible for non-domestic rates and water rates charged on the Property. The Tenant shall be responsible for and shall indemnify the Landlord in respect of a proper proportion of the non-domestic rates and water rates charged for the Building, such proportion to be determined conclusively by the Landlord.

3.7	The Tenant shall pass on any notices or other correspondence received at the Property and addressed to the Landlord or relevant to the Landlord’s interest in the Property.

3.8	The Tenant shall allow the Landlord (and all others authorized by the Landlord) to enter the Property at any reasonable time for the purpose of ascertaining whether the terms of this agreement are being complied with and for any other purposes connected with the Landlord’s interest in the Property [(or the Building)].

3.9	When the Tenant vacates the Property at the termination of the tenancy created by this agreement, it shall remove all furniture (and other items belonging to it) and shall clear all rubbish from the Property.

3.10	The Tenant’s obligations are joint and several obligations of the persons that comprise the Tenant.

4.	LANDLORD’S OBLIGATIONS

4.1	The Landlord shall allow the Tenant (and its employees and visitors) access to and egress from the Property over the common parts of the Building [and to use the lavatories and washrooms in the Building during the Permitted Hours.

4.2	The Landlord shall use its reasonable endeavours to ensure that there is a supply of electricity, heating and water to the Property, at such times of the day as the Landlord considers appropriate.

This agreement has been entered into on the date stated at the beginning of it.

/s/ Paul Hedges

Signed by Paul Hedges

/s/ Joe Onyero

Signed by Joe Onyero
for and on behalf of Bebuzee Ltd